THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

INTELGENX TECHNOLOGIES INC.
6% SUBORDINATED CONVERTIBLE UNSECURED PROMISSORY NOTE

$	May 8, 2018

FOR VALUE RECEIVED, IntelGenx Technologies Inc., a Delaware corporation (the “Company”), promises to pay to _________________or his registered assigns (“Investor”), in lawful money of the United States of America the principal sum of___________Dollars ($_________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Subordinated Convertible Unsecured Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 6% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is one of a series of Convertible Promissory Notes issued by the Company on substantially the same terms and conditions in an aggregate principal amount of up to $4,000,000 (the “Notes”).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.     Payments.

(a)     Principal. The Notes are due June 1, 2021.

(b)     Interest. The Notes will bear interest from, and including, the date of issue at the rate of 6.00% per annum, payable in arrears on March 1, June 1, September 1 and December 1, with the last such payment falling due on June 1, 2021; provided that in the event the Company has not caused a registration statement (“Registration Statement”) registering the shares of Company common stock issuable upon conversion of this Note (the “Common Stock” and the “Conversion Shares”) under the Act, by the date which is 120 days from the date hereof, the Notes will bear interest at a rate of 10.00% per annum from the date of this Note until such time as the Registration Statement is declared effective.

(c)     Interest Laws. Notwithstanding any provision to the contrary contained in this Note or any other Transaction Document, Company shall not be required to pay, and Investor shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note or in any other Transaction Document, then in such event: (a) the provisions of this section shall govern and control; (b) the Company shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Investor may have received hereunder shall be, at such Investor’s option, (i) applied as a credit against the outstanding principal balance of the then outstanding or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the Company thereof, or (iii) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law, and this Note shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (v) neither the Company nor any holder of Notes shall have any action against any Investor for any damages arising out of the payment or collection of any Excess Interest.

(d)     Taxes. Any and all payments by or on account of any obligation of the Investor under this Note shall be made without deduction or withholding for any taxes, except as required by applicable law.

(e)     Pro Rata Payment. All payments to holder of Notes, whether for principal or interest, shall be made pro rata among holders based upon the aggregate unpaid principal amount of the Notes held by each holder. If any holder obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest with respect to any Note in excess of such holder’s pro rata share of such payments obtained by all holders, by acceptance of a Note, each such holder agrees to distribute promptly to the other holders cash in an amount as is necessary to cause such holder to share the excess payment ratably among each of them as provided in this Section 1(e).

2.     Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)     Non-Payment. The Company fails to pay (as provided herein) on the due date any of the principal amount or interest on this Note, or any other amount due under this Note, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise, and such default shall continue un-remedied for a period of 10 Business Days;

(b)     Voluntary Bankruptcy or Insolvency Proceedings. The Company or any material subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing in a judicial, regulatory or administrative proceeding or filing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(c)     Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any material subsidiary, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any material subsidiary or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

(d)     Breach of Representation. The Company breaches any representation or covenant in this Note that could reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) or a material adverse effect on any Purchaser, and such breach (if capable of being cured) is not cured within 30 days after notice thereof from the Majority in Interest of Investors.

3.     Rights of Investor Upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(a), 2(c) or 2(c) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of the holders of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Notes to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(a), 2(c) and 2(c), immediately and without notice, all outstanding Notes shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

4.     Conversion.

(a)     Conversion at the option of the Holder. Investor has the right, at Investor’s option, at any time prior to payment in full of the principal amount of this Note or the conversion of this Note in accordance with Section 4(b), to convert, in whole or in part, the outstanding principal amount of this Note and all accrued and unpaid interest on this Note into 6,250 fully paid and nonassessable Conversion Shares for each $5,000 aggregate principal amount of Notes then outstanding (the “Conversion Ratio”). Any interest payable in Conversion Shares shall be converted based on the Conversion Ratio.

(b)     Conversion at the Option of the Company. At any time following the date on which the shares of Common Stock trade on the OTCQX or other United States market or exchange at a price of $1.40 or greater for 20 consecutive trading days, the Company may elect to convert the then outstanding principal amount of this Note and any interest payable in Conversion Shares based on the Conversion Ratio.

(c)     Conversion Procedure.

(i)     Conversion Pursuant to Section 4(a). Before Investor shall be entitled to convert this Note in accordance with Section 4(a), it shall surrender this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) and give written notice to the Company at its principal corporate office of the election to convert the same pursuant to Section 4(a), and shall state therein the amount of the outstanding principal amount of this Note and accrued and unpaid interest on this Note to be converted. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of Conversion Shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(c)(iii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 4(c)(i) and on and after such date the Persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Conversion Shares.

(ii)     Conversion Pursuant to Section 4(b). If this Note is to be converted in accordance with Section 4(b), written notice shall be mailed or delivered to Investor pursuant to Section 9(c), notifying Investor of the conversion to be effected, specifying the conversion price, the principal amount of this Note, and all accrued and unpaid interest on this Note to be converted, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, this Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents reasonably requested by the Company, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions. The Company shall, as soon as practicable thereafter, issue and deliver to Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(c)(iii). Any conversion of this Note pursuant to Section 4(b) shall be deemed to have been made immediately upon the date of the conversion notice provided by the Company and on and after such date the Persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Conversion Shares.

(iii)     Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into Common Shares, the Company shall pay to Investor any interest accrued on the principal amount converted and on the amount to be paid by the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d)     Reservation of Stock Issuable Upon Conversion. The Company will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued Common Stock for the purpose of effecting the conversion of the outstanding Notes.

5.     Change of Control. Upon occurrence of a Change of Control, the Company shall provide that any successor shall be bound by the obligations of the Company set forth in this Note. Upon a Change of Control, the Company will deliver to each holder a notice in writing stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control.

6.     Subordination to Senior Indebtedness. This Note will be subordinate and junior to all current and future Senior Indebtedness of the Company. The Company for itself, its successors and assigns covenants and agrees, and the holder, for itself, its successors and assigns, by its acceptance of this Note likewise covenants and agrees that, the payment of all amounts due pursuant to this Note is hereby expressly subordinated and junior in right of payment to all current and future Senior Indebtedness of the Company.

7.     Antidilution Provisions. The Conversion Ratio shall be subject to adjustment to prevent dilution in the event of stock splits, stock dividends, recapitalizations, and the like.

8.     Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended.

“Business Day” means a day on which banks are open for the transaction of regular business in New York, New York.

 “Change of Control” means (a) the consummation of a share exchange, merger or consolidation of the Company with or into another entity or any other reorganization, if, as a result of such share exchange,merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such share exchange, merger, consolidation or reorganization is owned by persons who were not shareholders of the Company immediately prior to such share exchange merger, consolidation or reorganization, (b) any sale, transfer or other disposition of all or substantially all the assets of the Company and its consolidated subsidiaries to an entity (other than a wholly owned direct or indirect subsidiary of the Company) of which more than fifty percent (50%) of the combined voting power of its outstanding securities is owned by persons who are not shareholders of the Company at the effective time of such sale, transfer or disposition.

“Common Stock” shall mean common stock of the Company par value $0.00001.

“Conversion Ratio” has the meaning given in Section 4(a) hereof.

“Conversion Shares” has the meaning given in Section 1(b) hereof.

“Event of Default” has the meaning given in Section 2 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Majority in Interest of Investors” shall mean holders holding a majority of the aggregate outstanding principal amount of the Notes.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean Securities Purchase Agreement dated April [ ], 2018 by and among the Company and various purchasers named herein.

“Registration Statement” has the meaning given in Section 1(b) hereof.

“Senior Indebtedness” means any of the Company’s the principal of, premium, if any, and interest on (i) all indebtedness for money borrowed or guaranteed by the Company other than the subordinated debt securities, unless the indebtedness expressly states to have the same rank as, or to rank junior to, the subordinated debt securities, (ii) and any deferrals, renewals or extensions of any Senior Indebtedness.

“Transaction Documents” shall mean this Note, the Purchase Agreement and the related private offering memorandum dated April __, 2018.

9.     Miscellaneous.

(a)     Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i)     The Notes shall be issued in registered form only, without coupons, and the Company shall maintain a register of the Notes, for registering the record ownership of the Notes by the holders and transfers and exchanges of the Notes. Subject to the restrictions on transfer described in this Section 9(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)     If the Company does not have an effective Registration Statement covering the resales of the Notes and Conversion Shares at the time of any proposed transaction, with respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. The Company shall be responsible for all the Investor’s reasonable expenses in complying with the Act in any transaction where the Company fails to have an effective Registration Statement at the time of the proposed transaction.

(iii)     Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

(b)     Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(c)     Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed or delivered to Investor at the address shown on the records of the Company for Investor or given by Investor to the Company for the purposes of notice. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d)     Payment. Unless converted into Conversion Shares pursuant to the terms hereof, payment shall be made in lawful tender of the United States at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company.

(e)     Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions.

(f)     Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

INTELGENX TECHNOLOGIES INC.

By:
Name:
Title:

INVESTOR

_______________________________

[Signature Page to Convertible Promissory Note]

FORM OF NOTICE OF CONVERSION
CONVERSION NOTICE

TO:	INTELGENX TECHNOLOGIES CORP.

The undersigned registered holder of 6.00% Subordinated Convertible Unsecured Promissory Note bearing Certificate No. ______________irrevocably elects to convert such Note (or $_______________principal amount thereof) and tenders herewith the Note and, if applicable, directs that the Conversion Shares of INTELGENX TECHNOLOGIES CORP. issuable upon a conversion (or such other securities or property required to be delivered as provided by the terms of the Note) be issued and/or delivered to the person indicated below. (If Conversion Shares or other securities are to be issued in the name of a person other than the holder, all requisite transfer taxes will be tendered by the undersigned).

Dated	(Signature of Registered Holder)

If less than the full principal amount of the Notes, indicate in the space provided the principal amount (which will be $5,000 or integral multiples thereof). ______________________

All dollar amounts expressed in this Conversion Notice are in lawful money of the United States.

(Print name in which Common Shares are to be issued, delivered and registered)
Name:

__________________________________________________________
(Address)

__________________________________________________________
(City, Province/State, Postal Code/Zip Code and Country)

Name of guarantor:____________________________________________

 Authorized signature:__________________________________________

NOTE:

If Conversion Shares are to be issued in the name of a person other than the holder, the signature will be guaranteed by a Canadian Schedule I chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” or “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including a certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” stamp affixed to the form of transfer.